EXHIBIT 23.1



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We have issued our report dated March 8, 1996, accompanying the consolidated financial statements of WinStar Communications, Inc. and Subsidiaries appearing in the Transition Report on Form 10-KSB for the ten months ended December 31, 1995 which is incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned report and the incorporation by reference in the Registration Statement and Prospectus.



/s/ Grant Thornton LLP
---------------------------
GRANT THORNTON LLP


New York, New York
October 29, 1996



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